EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of the 28th day of October, 1996 ("EFFECTIVE DATE"), is by and between Spaghetti Warehouse, Inc., a Texas corporation (hereinafter referred to as the "COMPANY"), and Phillip Ratner (hereinafter referred to as the "EXECUTIVE") and supersedes that prior Employment Agreement, dated as of June 25, 1994, by and between the Company and the Executive.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to renew the employment of the Executive in the capacity of President and Chief Executive Officer; and

     WHEREAS, the Board of Directors of the Company (the "BOARD") agreed with the Executive on October 28, 1996 as to the terms and conditions of such employment and such parties desire to memorialize such agreement; and

     WHEREAS, the Executive agrees to accept such employment on the terms and conditions agreed to as herein set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Company and the Executive as follows:


                                    DURATION

         1. This Agreement shall commence on the Effective Date and shall continue in effect until terminated as provided in Paragraphs 24-29.


                                  COMPENSATION

         2. The Company agrees to compensate the Executive at an annual base compensation rate of Two Hundred Seventy-Five Thousand Dollars ($275,000) per year, payable in equal bi-weekly payments. The Executive agrees such compensation is fair and adequate compensation for his services, and for the mutual promises described below.

         3. The Company and the Executive acknowledge that during the term of employment of the Executive pursuant to this Agreement, the Executive's compensation will be subject to an annual review and adjustment by the Board at the beginning of each fiscal year.

         4. The Company agrees that it will grant to Executive stock options to acquire One Hundred Thousand (100,000) shares of the Company's common stock ("OPTIONS") at an option price of $53/8 per share. The Options will be granted on the Effective Date under the Spaghetti

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Warehouse,  Inc.  1990  Incentive  Stock  Option Plan (the "Option  Plan").  The
Options shall consist of Incentive Stock Options exercisable into shares having a value of $400,000 on the date of grant, and which will vest in four (4) equal installments of twenty-five percent (25%) on each of June 25, 1999, 2000, 2001, and 2002. The remainder of the Options will be nonqualified options and also will vest in four (4) installments on such dates. The nonqualified options shall vest with respect to that number of shares subject to the nonqualified options which, when added to the shares of Incentive Stock Options vesting on the corresponding date, will equal 25,000 shares on each vesting date. See Attachment I, which is incorporated herein by reference, for an example of the above vesting rules. In addition, the Options will provide that, (a) in the event of the termination of this Agreement in manner set forth in Paragraphs 25 or 27, then, in addition to the Options that already have vested in accordance with the above schedules, both the Incentive Stock Options, and the nonqualified options will vest in an amount equal to (x) in the case of a termination under Paragraph 25, the product of (i) a fraction, whose numerator is the full months of employment completed between the termination date and the immediately preceding Effective Date or anniversary of the Effective Date as the case may be, and whose denominator is twelve (12), and (ii) the number of shares that would have become vested on the next succeeding anniversary of the Effective Date had the Executive remained in the employ of the Company until that anniversary, and (y) in the case of a termination under Paragraph 27, the number of shares that would have become vested on the next anniversary of the Effective Date had Executive remained in the employ of the Company until that anniversary. In the case of a termination of the Executive's employment hereunder without "Cause" (as defined in Paragraph 26 below), then the Executive shall have six
(6) months to exercise any Options outstanding to him that have vested (including options outstanding prior to the Effective Date hereof). The Company will amend the Option Plan to allow and any related option agreements will provide for such six-month exercisability period. The Options will have other terms and conditions for Options granted to other executives under the Option Plan.

         5. In addition, (i) during all periods of employment by the Company during which the Executive is insurable at standard rates, the Company will purchase and maintain a life insurance policy(ies) (which policy(ies) shall remain an asset of the Company) that will provide a death benefit to Executive's designated beneficiary in an amount equal to one (1) times the Executive's annual base compensation in the event of his death while employed by the Company; PROVIDED, FURTHER, that, without limitation, such amount shall be in addition to any amount provided under any other employee benefit plan of the Company and the amount provided in Paragraph 27, and (ii) in the event the Executive is not insurable at standard rates at any time of reference, the Company will pay to Executive on a quarterly basis, one fourth of the premium that would be required to purchase one year nonrenewable term insurance on the life of the Executive in the amount provided in (i) if the Executive were insurable at standard rates.

                  Also, during all periods of employment by the Company during which the Executive is insurable at the standard rates, the Company will purchase and maintain a disability policy(ies) (which policy(ies) shall remain an asset of the Company) that will provide a disability benefit to the Executive equal to sixty percent (60%) of his base compensation rate, as provided under the Company's executive disability policies currently in effect.

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         6. The Company and the Executive acknowledge and agree that the Company shall reimburse the Executive for any reasonable expenses, including, but not limited to, travel expenses, lodging expenses, meals or entertainment expenses, that the Executive may incur in the performance of his duties and obligations under this Agreement. PROVIDED, HOWEVER, that the Executive shall be required to submit receipts or other acceptable documentation to the Company to verify such expenses prior to any reimbursements.

         7. Notwithstanding any provision hereof to the contrary, in the event of termination of this Agreement for any reason, the Company will pay Executive accrued vacation pay, and sick leave compensation, pursuant to the applicable Company policy in effect at the time of termination.

         8. The Company and the Executive acknowledge and agree that, in the sole discretion of the Board, the Executive may be entitled to bonus compensation. The Executive acknowledges and agrees that any such bonus compensation shall be payable at such times and under such terms and conditions as are provided in this Agreement and as the Board may from time to time approve.

         9. The Executive acknowledges and agrees that, at the discretion of the Company, certain employee benefits may be provided to the Executive incident to the Executive's employment with the Company. The Executive acknowledges and agrees that any employee benefits provided to the Executive by the Company incident to the Executive's employment are governed by the applicable plan documents, summary plan descriptions or employment policies, and may be modified, suspended or revoked at any time, in accordance with the terms and provisions of the applicable documents. The Executive agrees that any employee benefits provided to the Executive by the Company incident to the Executive's employment are not a part of this Agreement, except as expressly provided herein.


                                RESPONSIBILITIES

         10. The Executive shall perform such duties as are customary for a President and Chief Executive Officer of comparable companies. The Executive shall also assume such responsibilities, perform such duties not inconsistent with his position, and shall have such authority, as may from time to time be assigned or delegated by the Board.

         11. The Executive understands and agrees that, without limitation, the Executive has a fiduciary duty of loyalty to the Company, and that he will do no act that in any way harms the business, business interests or reputation of the Company.

         12. Subject to reasonable vacation and holiday periods consistent with Company policy, and absences due to illness or disability, the Executive shall devote one hundred percent of his business time to his duties hereunder; provided, however, that the foregoing shall not prevent the Executive from serving as a member of the board of directors of a corporation if the Board, or

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the appropriate  Committee thereof,  determines in its sole discretion that such membership is not adverse to the interests of the Company. Subject to the foregoing, the Executive shall not engage in any business activities that are directly or indirectly competitive with any business then conducted by the Company or any of its subsidiaries. Notwithstanding the foregoing, the Executive may continue to serve as a member of the board of directors of all corporations on which he is serving on the date of this Agreement.

         13. The Executive may be an investor,  shareholder,  joint  venturer or partner in any enterprise, association, corporation, joint venture or partnership ("INVESTMENT"); provided, however, that any such Investment does not
(i) violate the Company's conflict of interest policy as in effect from time to time, (ii) require the Executive's involvement in the management (except service on boards of directors to the extent permitted by Paragraph 12) hereof) or operation of such Investment (recognizing that the Executive shall be permitted to monitor and oversee the Investment, as would any prudent Investor) or (iii) interfere with the performance of the Executive's duties and obligations hereunder.


                                  NONDISCLOSURE

         14. Information concerning the Company's products, processes, techniques and equipment was developed at considerable effort and expense to the Company, and for the Company's sole and exclusive use, and which, if misappropriated by the Company's competitors, would give them an unfair business advantage. Consequently, the Executive understands and agrees that all such information constitutes a trade secret, and the Executive understands and agrees that this information will not be disclosed to any person who is not a current employee of the Company whose job requires such disclosure at any time prior to, or subsequent to, the termination of this Agreement without the express, written consent of the Company.

         15. The Executive understands and agrees that the Company will provide the Executive with certain confidential and highly sensitive information including, without limitation, information relating to the Company's customers, confidential market studies, current and prospective products, and financial information. The Executive understands and agrees that this information, if disclosed, could place the Company at a competitive disadvantage. Consequently, the Executive understands and agrees that all such information constitutes a trade secret, and the Executive understands and agrees not to disclose such information to any person who is not a current employee of the Company.


                                 NONCOMPETITION

         16. The Executive understands and agrees that as President and Chief Executive Officer he is responsible for building and maintaining business relationships which are crucial to the profitable performance of the Company. The Executive understands and agrees that this

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responsibility  creates a special  relationship of trust and confidence  between the Company and the Executive.

         17. Executive recognizes that he will be exposed to and will acquire information regarding the "Spaghetti Warehouse Concept" consisting, without limitation, of design, pricing, service policies, food items and other aspects of its operation, and that the use of the Spaghetti Warehouse Concept is a unique approach and is essential for the Company to maintain its competitive advantage in the marketplace.

         18. The Executive understands and agrees that in consideration of the execution of the noncompetition agreements mentioned below at Paragraphs 19 and 20, the Executive will receive substantial, valuable consideration including:
(i) confidential trade secret and proprietary information including, without limitation, the Company's current and prospective products and inventories, the Company's business projections and market studies, the Company's pricing studies, and confidential financial information; (ii) employment pursuant to the terms and conditions of this Agreement; and (iii) compensation and benefits as described above in Paragraphs 2-9. The Executive understands and agrees that (i)
- (iii) above constitute fair and adequate consideration for the execution of the noncompetition agreements contained in Paragraphs 19 and 20.

         19. In consideration of the valuable consideration described above, the Executive understands and agrees that for a period of twelve (12) months following the date on which this Agreement shall terminate for any reason, the Executive will not, directly or indirectly, solicit, recruit or hire, or assist others in recruiting or hiring, any person who, within the preceding twelve months was an employee of the Company.

         20. In consideration of the valuable consideration described above, the Executive understands and agrees that for a period of twelve (12) months following the date on which this Agreement shall terminate for any reason, the Executive will not, directly or indirectly (including without limitation, as an owner, manager, employee, director or consultant) operate, work for, or otherwise provide services (including, without limitation, advisory or consulting services whether or not compensated) to any business which owns, operates, licenses, or manages one or more restaurants (i) which receives twenty-five percent (25%) or more of its gross revenues directly or indirectly from the sale of food which is commonly considered "Italian" in character, including, without limitation, any menu item(s) that feature pasta as an integral element, which would include, without limitation, spaghetti, lasagna, ravioli, parmigiana, cannelloni, manicotti and similar items, and pizza, and
(ii) which is located in the Continental United States or in those provinces of Canada in which are located a Company owned or franchised restaurant at the time of reference.

         21. The Executive acknowledges and agrees that the noncompetition agreements set forth above in Paragraphs 19 and 20 are ancillary to an otherwise enforceable agreement and supported by independent valuable consideration as required by Tex. Bus. & Com. Code Ann. ss. 15.50. The Executive further acknowledges and agrees that the limitations as to time,

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geographical  area,  and scope of activity to be restrained by Paragraphs 19 and
20 are reasonable and acceptable to the Executive, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company.

         22. The Executive acknowledges and agrees that if, at some later date, a court of competent jurisdiction determines that the noncompetition agreements set forth in Paragraphs 19 and 20 do not meet the criteria set forth in Tex. Bus. & Com. Code Ann. ss. 15.50(2), the Executive covenants and agrees that these paragraphs may be reformed by the court, pursuant to Tex. Bus. & Com. Code Ann. ss. 15.51(c) or other applicable law, and enforced to the maximum extent permitted under law.


                                    REMEDIES

         23. In the event that the Executive violates any of the provisions set forth in Paragraphs 14-22 of this Agreement relating to NONDISCLOSURE and/or NONCOMPETITION, the Executive understands and agrees that the Company will suffer immediate and irreparable harm that cannot be accurately calculated purely in monetary damages. Consequently, in the event of a violation of such provisions, the Executive understands and agrees that the Company shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation. The Executive understands and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the Company would be entitled. The parties agree that each party will pay its own legal fees incurred in connection with any action to enforce this Agreement .


                                   TERMINATION

         24. The Executive may resign by providing sixty (60) days advance written notice of the effective date of his resignation; PROVIDED, HOWEVER that the Board, in its sole discretion, may accelerate the date of the resignation to any date on or after receipt of the notice. In such event, the Company's sole obligation to the Executive shall be to pay the Executive, in cash, an amount equal his unreimbursed expenses and bonuses specifically declared in an amount with respect to the Executive (but unpaid) prior to the termination. Without limitation, it is the specific intention of the Executive and the Company that regardless of the reason for the termination of this Agreement, the Executive shall not be entitled to all or any portion of a bonus that is attributable to the Executive's period of employment, but which has not been specifically declared in an amount and time of payment with respect to the Executive prior to the termination of this Agreement.

         25. The Executive understands and agrees that the Company may terminate his employment and this Agreement at any time, without notice and without "Cause" (as defined in Paragraph 26 below), and further that he may, with 60 days' notice, terminate his employment and this Agreement at any time for "Good Reason" (as defined below). In either such event the

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Company's sole  obligations to the Executive under this Agreement will be (i) to continue the medical benefits coverage, which is then in effect for the Executive, during the continuance of the severance payment period; and (ii) to pay the Executive monthly, in cash, the monthly base pay of the Executive at the rate in effect at the time of the termination, which monthly payments shall continue for six (6) months; provided, however, that such monthly payments shall continue for an additional six (6) months, unless the Executive has obtained other employment during such period, in which case such monthly payments shall be reduced by the amount of the monthly base pay received by the Executive under such new employment. For all purposes hereof, "GOOD REASON" shall mean (i) without his express written consent, the assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company as President and Chief Executive Officer, or a change in his titles or offices, or any removal of the Executive from or any failures to re-elect the Executive to the Board, except in connection with the termination of his employment for Cause or as a result of his Disability or death, or termination by the Executive other than for Good Reason; (ii) a reduction of his base compensation below Two Hundred Seventy-Five Thousand Dollars ($275,000) per year; (iii) relocation of Executive's principal location of work to any location that is in excess of fifty (50) miles from the location of the Executive's principal location of work on the date of the relocation; (iv) failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; or (v) any material breach of this Agreement by the Company.

         26. The Executive understands and agrees that the Company may terminate his employment and this Agreement at any time, without notice, for Cause. In such event the Company's sole obligation to the Executive under this Agreement will be to pay Executive, in cash, the amounts provided under Paragraph 24. For all purposes hereof, a termination shall be for "CAUSE" if Executive has (i) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company; (ii) violated the provisions of any one of Paragraphs 14-22; (iii) committed an intentional breach of fiduciary duty resulting in personal gain or personal enrichment at the expense of the Company to which the Executive is not legally entitled; (iv) been convicted of, or entered a plea of guilty to or nolo contendere to, any felony; or (v) intentionally failed to perform material stated duties (but only after receiving written notice thereof and being given a reasonable period, not less than 30 days, to cure said intentional failure by taking such reasonable corrective action as shall be reasonably within his power at the time of reference).

         27. The Executive understands and agrees that this Agreement will terminate immediately, without notice, in the event of his death and may be terminated at any time by the Company, without notice, if, during any ninety
(90) consecutive-day period, the Executive failed for a material period of time to perform material duties of his position on a substantially full time basis by reason of a disability as defined in the Company's long term disability plan at the time of reference, and he cannot perform the essential functions of his position, with reasonable

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accommodation.  The  Executive  understands  and agrees that in the event of his death or such disability, except as expressly provided to the contrary hereunder, the Company's sole obligation under the Agreement will be to pay to the Executive or his estate the amounts that it would have paid to Executive in the event of a termination under Paragraph 24, plus, but only in the event of his disability, the product of the monthly base pay of the Executive at the rate in effect at the time of his termination, and twelve (12).

         28. The Executive shall not be required to mitigate the amount of any payment or benefit provided by this Agreement nor shall the amount of any payment or benefit provided for by this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer following termination of this Agreement.

         29. The Executive understands and agrees that in the event of termination of this Agreement for any reason, the Executive will return to the Company within seventy-two (72) hours of the time when notice of termination is communicated by either party, or sooner if requested by the Company, any and all equipment, literature, documents, data, information, memoranda, correspondence, records, cards or notes acquired, compiled or coming into the Executive's knowledge, possession or control in connection with his employment by the Company.


                             SURVIVAL OF OBLIGATIONS

         30. It is the intention and understanding of Executive and the Company that the obligations of the Executive under Paragraphs 14-22 shall survive the expiration of this Agreement.


                                   WITHHOLDING

         31. The Company may withhold from any amounts or benefits payable under this Agreement all Federal, State, City, or other taxes as it shall reasonably determine to be required pursuant to any law or governmental regulations or rulings.


                                  SEVERABILITY

         32. The Executive understands and agrees that each covenant and/or provision of this Agreement shall be enforceable independently of every other covenant and/or provision. Furthermore, the Executive understands and agrees that, in the event any covenant and/or provision of this Agreement is determined unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.


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                                     WAIVER

         33. The Executive understands and agrees that the failure of the Company to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions of this Agreement.


                             SUCCESSORS AND ASSIGNS

         34. The Executive understands and agrees that this Agreement may be assigned by the Company to any successor-in-interest, without notice to or the consent of the Executive, and shall inure to the benefit of, and be fully enforceable by, any successor and/or assignee.

         35. The Executive understands and agrees that his obligations, duties an responsibilities under this Agreement are personal and shall not be assignable. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's heirs, executors and/or legal representatives, to the extent provided herein.


                                  CHOICE OF LAW

         36. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY AND THE EXECUTIVE AGREE THAT THE STATE AND FEDERAL COURTS SITUATED IN DALLAS COUNTY, TEXAS SHALL HAVE PERSONAL JURISDICTION OVER THE COMPANY AND THE EXECUTIVE TO HEAR ALL DISPUTES ARISING UNDER THIS AGREEMENT. THIS AGREEMENT IS TO BE AT LEAST PARTIALLY PERFORMED IN DALLAS COUNTY, TEXAS, AND, AS SUCH, THE COMPANY AND THE EXECUTIVE AGREE THAT VENUE SHALL BE PROPER WITH THE STATE OR FEDERAL COURTS IN DALLAS COUNTY, TEXAS TO HEAR SUCH DISPUTES. IN THE EVENT EITHER THE COMPANY OR EXECUTIVE IS NOT ABLE TO EFFECT SERVICE OF PROCESS UPON THE OTHER WITH RESPECT TO SUCH DISPUTES, THE COMPANY AND THE EXECUTIVE EXPRESSLY AGREE THAT THE SECRETARY OF STATE FOR THE STATE OF TEXAS SHALL BE AN AGENT TO RECEIVE SERVICE OF PROCESS WITH RESPECT TO SUCH DISPUTES. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         37. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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          If to the Executive, to him at:

          His residential address as reflected on the records of the Company.


          If to the Company, to it at:

          Spaghetti Warehouse, Inc.
          402 West I-30
          Garland, Texas  75043
          Attention: Chief Financial Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee. Without limitation, both parties confirm their understanding and agreement that the law of Texas will govern the validity, interpretation and effect of this Agreement.


                                   ARBITRATION

         38. The Executive and the Company acknowledge and agree that any claim or controversy arising out of or relating to this Agreement or the breach of this Executive Agreement, or any other dispute arising out of or relating to the employment of the Executive by the Company, shall be settled by final and binding arbitration in the City of Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the claim or controversy arises. The Executive and the Company further acknowledge and agree that either party must request arbitration of any claim or controversy within ninety (90) days of the date the claim or controversy accrues or first arises by giving written notice of the party's request for arbitration by certified U.S. mail or personal delivery addressed to the Company's principal business address or to the Executive's last known address reflected in the Company's personnel records. Notice shall be effective upon delivery or mailing. Failure to give notice of any claim or controversy within ninety (90) days shall constitute a waiver of the claim or controversy.

         39. All claims or controversies subject to arbitration shall be submitted to arbitration within six (6) months from the date the written notice of a request for arbitration is effective. All claims or controversies shall be resolved by a panel of three (3) arbitrators who are licensed to practice law in the State of Texas and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal

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



counsel at any arbitration proceeding. The Executive and the Company acknowledge and agree that each party will bear fifty percent (50%) of the cost of the arbitration proceeding. The parties shall be responsible for paying their own attorneys' fees, if any.

         40. The Company and the Executive acknowledge and agree that the arbitration provisions in Paragraphs 38 and 39 may be specifically enforced by either party, and submission to arbitration proceedings compelled, by any court of competent jurisdiction. The Company and the Executive further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

         41. Notwithstanding the arbitration provisions set forth at Paragraphs 38-40, the Executive and the Company acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy arising under the NONDISCLOSURE, NONCOMPETITION and NON-INTERFERENCE provisions set forth at Paragraphs 14-22 of this Agreement, or the termination for Cause provisions set forth in Paragraph 26(i) or (iii). These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to ARBITRATION pursuant to Paragraphs 38-41. The Executive and the Company further acknowledge and agree that nothing in this Agreement shall be construed to require arbitration of any claim for workers' compensation benefits (although any claims arising under Texas Labor Code ss. 450.001 shall be subject to arbitration) or any claim for unemployment compensation.


                                  MODIFICATION

         42. Both parties understand and agree that this Agreement constitutes the complete and entire agreement between the parties, and that no previous agreement, either oral or written, shall have any effect on its terms or provisions; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement.

         43. Both parties understand and agree that the covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement: (i) is in writing; (ii) contains an express provision referencing this Agreement; (iii) is signed and executed by an authorized representative of the Company; and, (iv) is signed by the Executive.

                               LEGAL CONSULTATION


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         44.  The  Executive  and the  Company  acknowledge  and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing the Agreement.


                                  COUNTERPARTS

         45. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single Agreement.


         IN WITNESS WHEREOF, the Company has duly executed this Agreement and the Executive has duly signed this Agreement, both as of the date first above written.


                                 /s/Phillip Ratner
                                 --------------------
                                 Phillip Ratner



                                 SPAGHETTI WAREHOUSE, INC.


                                 By: /s/ C. Cleave Buchanan, Jr.
                                    ----------------------------
                                 Print Name: C. Cleave Buchanan, Jr.
                                            ------------------------
                                 Title: Director - Member Compensation Committee
                                       -----------------------------------------

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


                                  ATTACHMENT I.

         The following example illustrates the intention of the parties with respect to the vesting of the Options.

Example:

     The option price of the shares on the Effective Date is $5.375.

     That means 74,418 shares will be subject to an ISO (Proof: $400,000 / 5.375 = 74,418.6).

     That means the remaining 25,583 shares (Proof: 100,000 - 74,418 = 25,582) will be subject to a nonqualified option.

     The Agreement provides that 25% of the option shares will vest on each vesting date. That means, on each such date, exactly 18,604.5 shares will vest under the ISO and exactly 6,395.5 shares will vest as nonqualified options.

     The Agreement provides that a specified total number of shares will vest on each vesting date, and that the number of shares subject to the nonqualified option shall be the total that vest on each vesting date, less the ISO shares vesting on such date.



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